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                                                                    [EXHIBIT 5]

                       [LETTER OF DEBEVOISE & PLIMPTON]



                                                               March 11, 1998

Lexmark International Group, Inc.
 One Lexmark Centre Drive
 Lexington, Kentucky 40550

                       LEXMARK INTERNATIONAL GROUP, INC.
                      REGISTRATION STATEMENT ON FORM S-3

Dear Sirs:

  We have acted as counsel to Lexmark International Group, Inc., a Delaware corporation (the "Registrant"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to (a) 7,704,577 shares (the "Firm Shares") of the Registrant's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), being offered by the Selling Stockholders referred to in the Registration Statement and (b) up to an additional 770,458 shares of Class A Common Stock that may be sold by the Selling Stockholders (the "Option Shares") pursuant to the exercise of the underwriters' over-allotment options (such Option Shares, together with the Firm Shares, the "Selling Stockholder Shares").

  In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgement are necessary or appropriate to enable us to render the opinion expressed below.

  We are of the opinion that the Selling Stockholder Shares are duly authorized, validly issued, fully paid and non-assessable under the laws of the State of Delaware.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of the Shares" in the Prospectuses forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of person whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                          Very truly yours,

                                          /s/ Debevoise & Plimpton